Exhibit 24.1

 POWER OF ATTORNEY FOR REGISTRATION STATEMENT ON FORM S-3

Each of the undersigned directors of Landec Corporation (the “Company”) hereby designates and appoints Molly A. Hemmeter and Gregory S. Skinner, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of doing any and all acts and things and executing any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a shelf Registration Statement on Form S-3 (the “Registration Statement”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director of the Company, any such Registration Statement and any and all amendments, including any or all pre-effective or post-effective amendments and any supplements to the Registration Statement, whether on Form S-3 or otherwise, and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for Registration Statement on Form S-3, on one or more counterparts, as of the 15th day of October, 2015.

/s/ Molly A. Hemmeter	/s/ Gary T. Steele
Molly A. Hemmeter	Gary T. Steele

/s/ Nicholas Tompkins	/s/ Steven Goldby
Nicholas Tompkins	Steven Goldby

/s/ Robert Tobin	/s/ Catherine A. Sohn
Robert Tobin	Catherine A. Sohn

/s/ Albert D. Bolles, Ph.D	/s/ Tonia Pankopf
Albert D. Bolles, Ph.D	Tonia Pankopf

/s/ Frederick Frank
Frederick Frank